NEMUS BIOSCIENCE ANNOUNCES APPOINTMENT OF THOMAS A. GEORGE, CFO of DECKERS BRANDS, TO ITS BOARD OF DIRECTORS

Thirty-year financial veteran will assume Audit Committee Chair Responsibilities

Costa Mesa, CA – January 12, 2015 – NEMUS Bioscience, Inc. (OTCQB: NMUS) announced the appointment of Thomas (Tom) A. George, current Chief Financial Officer of Deckers Brands (NYSE: DECK), to its Board of Directors. Mr. George will also be responsible for chairing the Company's audit committee. Mr. George has over thirty years of experience in corporate finance and accounting, having served in a number of senior level positions with both public and private companies.  Mr. George joined Deckers Brands as Chief Financial Officer in September 2009.  Prior to Deckers, Mr. George was with Ophthonix, Inc. where he served as Chief Financial Officer since February 2005. Prior to Ophthonix, Mr. George spent more than seven years as Chief Financial Officer for publicly held Oakley, Inc., now a division of Luxottica Group S.p.A. (NYSE: LUX). Earlier in his career, Mr. George held positions at Loral Corporation, International Totalizator Systems, Remec Corporation and Coopers and Lybrand. Mr. George is a graduate of the University of Southern California.

Cosmas Lykos, Co-Founder and Chairman of the Board stated "We are excited to have an individual of Tom's caliber joining the Nemus Board and we believe his experience as former Chief Financial Officer of Oakley and his current role as Chief Financial Officer of Deckers is ideal for Nemus and our audit committee."

Tom George stated, "I am very impressed with the strength and experience of the Nemus executive team and look forward to playing a role in taking the Company to the next level."

NEMUS Bioscience Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of cannabis-based therapeutics. The Company is currently the sole partner of the University of Mississippi for the development and commercialization of drugs derived from cannabis extracts, or cannabinoids, and the realization of this partnership will depend on the successful navigation of the complex regulatory framework for the cultivation and handling of cannabis in the United States. The University of Mississippi has held the only contract to cultivate cannabis for research purposes on behalf of the Federal Government since 1968.

About NEMUS Bioscience, Inc.

The Company is a biopharmaceutical company, headquartered in Costa Mesa, California, focused on the discovery, development, and commercialization of cannabis-based therapeutics for global markets with significant unmet medical needs. Utilizing certain proprietary technology licensed from the University of Mississippi, NEMUS is working to develop novel ways to deliver cannabis-based drugs for specific indications, with the aim of optimizing the clinical effects of such drugs, while limiting the potential adverse events. NEMUS's strategy is not limited to the sole use of either natural or synthetic inputs. The Company is led by a highly qualified team of executives with decades of biopharmaceutical experience and significant background in early-stage drug development.
For more information, visit www.nemusbioscience.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and are based on management's current expectations and assumptions.  Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements. For a discussion of these risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

Contact: Investor relations 949-396-0330

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Evolve!, Inc.
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